                                                                EXHIBIT h(39)(g)

                                 AMENDMENT NO. 6
                             PARTICIPATION AGREEMENT

         The Participation Agreement (the "Agreement"), dated July 27, 1998, by and among AIM Variable Insurance Funds (formerly AIM Variable Insurance Funds, Inc.), a Delaware trust, A I M Distributors, Inc., a Delaware corporation, First Allmerica Financial Life Insurance Company, a Delaware life insurance company and Allmerica Investments, Inc., is hereby amended as follows:

         Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE A

FUNDS AVAILABLE UNDER                     SEPARATE ACCOUNTS                           POLICIES FUNDED BY THE
THE POLICIES                              UTILIZING THE FUNDS                         SEPARATE ACCOUNTS
---------------------                     -------------------                         ----------------------
AIM V.I. Aggressive Growth Fund           Separate Account FUVUL of First Allmerica   ValuPlus Assurance (First Union)
AIM V.I. Blue Chip Fund                   Financial Life Insurance Company
AIM V.I. Capital Appreciation
   Fund                                   Separate Account VA-P of First Allmerica    Pioneer Vision; Pioneer C-Vision; and
AIM V.I. Dent Demographic Trends Fund     Financial Life Insurance Company            Pioneer XtraVision; Pioneer No-Load
AIM V.I. Growth Fund
AIM V.I. High Yield Fund                  Separate Account VA-K(Delaware) of First    Delaware Medallion; Delaware Golden
AIM V.I. International Equity Fund        Allmerica Financial Life Insurance Company  Medallion;
AIM V.I. Value Fund
                                          Separate Account VA-K of First Allmerica    Agency Ultimate Advantage; Advantage;
                                          Financial Life Insurance Company            ExecAnnuity; Annuity Scout; Fund Quest;
                                                                                      Allmerica Immediate Advantage ("IVA")

                                          Group VEL Account                           ExecutiveSolutions

                                          Allmerica Select Separate Account           Select Reward; Secondary Acclaim, Select
                                                                                      Resource, Select Charter

                                          Allmerica Select Separate Account II        Select Life, Select Inheiritage, Select
                                          (Life)                                      Single Premium Life, Select VUL 2001

                                          Separate Account SPVL                       Select III, VEL III

                                          Separate Account IMO                        Allmerica Select Life Plus; Allmerica VUL
                                                                                      2001; VUL 2001 Survivorship

                                          Inheiritage Account                         Select Inheiritage

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.


Effective Date:   May 1, 2001


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

                                              AIM VARIABLE INSURANCE FUNDS


Attest: /s/ P. MICHELLE GRACE                 By: /s/ ROBERT H. GRAHAM
        -------------------------------           ------------------------------
Name:   P. Michelle Grace                     Name:  Robert H. Graham
Title:  Assistant Secretary                   Title: President


(SEAL)

                                              A I M DISTRIBUTORS, INC.


Attest: /s/ P. MICHELLE GRACE                 By: /s/ ROBERT H. GRAHAM
        -------------------------------           ------------------------------
Name:   P. Michelle Grace                     Name:  Robert H. Graham
Title:  Assistant Secretary                   Title: Sr. Vice President


(SEAL)


                                              FIRST ALLMERICA FINANCIAL LIFE
                                              INSURANCE COMPANY


Attest: /s/ SARAH LATORRE                     By:   /s/ MARK HUG
        -------------------------------             ----------------------------
Name:   Sarah Latorre                         Name: Mark Hug
        -------------------------------             ----------------------------
Title:  Admin                                 Title: CMO
        -------------------------------              ---------------------------


(SEAL)


                                              ALLMERICA INVESTMENTS, INC.


Attest: /s/ KAREN WARRINGTON                  By:   /s/ WILLIAM F. MONROE JR.
        -------------------------------             ----------------------------
Name:   Karen Warrington                      Name: William F. Monroe Jr.
        -------------------------------             ----------------------------
Title:  Admin. Ass't.                         Title: President
        -------------------------------              ---------------------------


(SEAL)


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